                   PAINE WEBBER GROUP REPORTS ALL-TIME RECORD
                               QUARTERLY EARNINGS

  -- NET INCOME RISES TO $160.6 MILLION, A 33 PERCENT INCREASE FROM Q1 1998 --
                        -- EARNINGS PER SHARE AT $1.01 --

         NEW YORK, April 13, 1999 - Paine Webber Group Inc. reported today the strongest quarterly earnings and revenues in the firm's 119-year history. Net income for the period ended March 31, 1999, was $160.6 million, or $1.01 per diluted share, an increase of 33 percent from $120.7 million, or $0.77 per diluted share, for the first quarter of 1998. Net revenues for the first quarter of 1999 were $1.3 billion, an increase of 17.9 percent from $1.11 billion in the corresponding period a year ago.

         Return on common equity for the quarter was 24.6 percent, compared with
23.5 percent for the year-ago period. As of March 31, 1999, the firm had total capital of $7.54 billion, an all-time high.

         "We are pleased to report another quarter of record earnings, which reflect the strong momentum built by the firm across all businesses," said Donald B. Marron, PaineWebber's chairman and chief executive officer. "A key element of our strategy is the integration of technology with quality investment advice and services to enhance the gathering of assets of traditional affluent clients and cultivate a new generation of investors. We continue to accelerate the development and implementation of strategic initiatives to aggressively drive the firm's growth in new directions."

         Among the records in the quarter are the following, with percentage increases from the first quarter of 1998 in parentheses:

         -        Net revenues of $1.3 billion (18 percent increase)

         -        Commission income of $478.9 million (17 percent increase)

         - Asset management revenues of $206.1 million (30 percent increase)

         - Principal transaction revenues of $314.2 million (13 percent increase)
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Paine Webber Group Inc.
Page 2


         -        Assets under control of $367.1 billion (14 percent increase)

         -        Assets under management of $63.0 billion (17 percent increase)

         -        Wrap fee assets of $34.4 billion (39 percent increase)

         - Recurring fee income, annualized, of $1.05 billion (25 percent increase)

         - Ratio of recurring fees and net margin interest to fixed expenses at 95 percent

         -        Number of financial advisors at 7,033


         The following measurements, which are also records, reflect the continued financial strengthening of the firm:

         -        Shareholders' equity at $2.6 billion

         -        Total capital at $7.54 billion

         -        Book value at $17.77


         Among the operational highlights are the following:

         - Net new client assets flowing into the firm averaged $155 million per day, a 50.4 percent increase from the first quarter of 1998.

         - The Municipal Securities Group achieved the No. 1 industry ranking in negotiated senior underwritings for the second consecutive quarter.

         - Strong performance by our institutional businesses, led by a record quarter in Global Fixed Income, contributed significantly to the firm's overall results.

Paine Webber Group Inc.
Page 3


ONLINE INITIATIVES

         A key element of the firm's strategy is the integration of online technology with traditional broker services to deliver investment advice to PaineWebber's current clients and attract a new generation of investors. Among the current initiatives:

         - The firm is accelerating enhancements to its client online service, the PaineWebber EDGE, which is used by 85,685 households, representing almost $74 billion in assets. Since the EDGE was introduced in the first quarter of 1997, EDGE assets have grown at a compounded annual growth rate of 187 percent. Online trading will be available through the EDGE in the third quarter of 1999. These enhancements support Internet execution and account administration, portfolio management and monitoring, asset consolidation, online client/financial advisor interactivity, and client/financial advisor service customization.

         - PaineWebber will complete the rollout of ConsultWorks, the firm's new financial advisor workstation, in the second quarter. The online capabilities of the ConsultWorks platform allow our financial advisors to deliver customized information and recommendations to clients faster and more efficiently 24 hours a day.

         - PaineWebber signed an agreement to acquire a 25 percent equity stake in Kingland Companies, a leading developer of Internet-based solutions for the financial services industry. PaineWebber partnered with Kingland to introduce CSC Connection, a browser-based account tool designed to provide correspondent clients with customized market data and other broker applications.

         Paine Webber Group Inc., together with its subsidiaries, serves the investment and capital needs of a worldwide client base. The firm employs 18,051 people in 305 offices.

         THIS NEWS RELEASE AND MORE INFORMATION ABOUT PAINE WEBBER GROUP INC. CAN BE FOUND ON OUR CORPORATE SITE ON THE WORLD WIDE WEB, WWW.PAINEWEBBER.COM.

                            -- Two tables to follow -

                             PAINE WEBBER GROUP INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                                    Quarter Ended March 31,
                                                                                                  1999                     1998
                                                                                             ------------               ------------
REVENUES
  Commissions                                                                                $    478,873               $    408,124
  Principal Transactions                                                                          314,208                    276,963
  Asset Management                                                                                206,051                    158,736
  Investment Banking                                                                              125,953                    124,969
  Interest                                                                                        757,160                    802,378
  Other                                                                                            41,065                     33,940
                                                                                             ------------               ------------

TOTAL REVENUES                                                                                  1,923,310                  1,805,110

  Interest Expense                                                                                608,419                    690,133
                                                                                             ------------               ------------

NET REVENUES                                                                                    1,314,891                  1,114,977
                                                                                             ------------               ------------

NON-INTEREST EXPENSES
  Compensation and Benefits                                                                       768,714                    650,575
  Office & Equipment                                                                               81,452                     72,540
  Communications                                                                                   42,203                     37,756
  Business Development                                                                             23,867                     22,079
  Brokerage, Clearing & Exchange Fees                                                              24,390                     25,496
  Professional Services                                                                            30,452                     33,592
  Other Expenses                                                                                   78,794                     74,744
                                                                                             ------------               ------------


TOTAL NON-INTEREST EXPENSES                                                                     1,049,872                    916,782
                                                                                             ------------               ------------

INCOME BEFORE INCOME TAXES & MINORITY INTEREST                                                    265,019                    198,195

Provision for Income Taxes                                                                         96,359                     69,399
                                                                                             ------------               ------------

INCOME BEFORE MINORITY INTEREST                                                                   168,660                    128,796

Minority Interest                                                                                   8,061                      8,061
                                                                                             ------------               ------------

NET INCOME                                                                                   $    160,599               $    120,735
                                                                                             ============               ============


NET INCOME APPLICABLE TO COMMON SHARES                                                       $    154,650               $    114,823

EARNINGS PER SHARE
                BASIC                                                                        $       1.06               $       0.82
                DILUTED                                                                      $       1.01               $       0.77

WEIGHTED AVERAGE COMMON SHARES
                BASIC                                                                         145,599,000                139,286,000
                DILUTED                                                                       153,729,000                149,493,000

PAINE WEBBER GROUP INC.
Quarterly Statistical Supplement - Operating Results  [unaudited]

                                                     1Q 99            4Q 98           3Q 98            2Q 98            1Q 98

------------------------------------------------------------------------------------------------------------------------------
ROE Common                                           24.6%            16.3%            14.0%            23.7%            23.5%

Income Before Taxes & Minority Interest
       as a Percentage of Net Revenue                20.2%            15.2%            13.4%            18.2%            17.8%
------------------------------------------------------------------------------------------------------------------------------

E.P.S. [Diluted]                              $      1.01      $      0.63      $      0.51      $      0.82      $      0.77

Diluted Shares [Millions]                           153.7            150.9            151.4            151.2            149.5

Dividends Paid Per Common Share               $      0.11      $      0.11      $      0.11      $      0.11      $      0.11

Book Value Per Common Share                   $     17.77      $     16.76      $     15.86      $     15.38      $     14.46

Common Shares Outstanding [Millions]                145.8            145.5            142.8            140.6            139.3

------------------------------------------------------------------------------------------------------------------------------

Total Capital [$Billions]                     $      7.54      $      7.28      $      6.64      $      6.56      $      6.14

Total Shareholders' Equity [$Billions]        $      2.59      $      2.44      $      2.26      $      2.16      $      2.02

------------------------------------------------------------------------------------------------------------------------------

Assets Under Control [$Billions]              $     367.1      $     351.7      $     313.2      $     329.3      $     322.6

Assets Under Management [$Billions]           $      63.0      $      58.5      $      54.1      $      54.7      $      54.0
    Money Market Funds                               34.7             31.4             29.9             28.6             29.0
    Long Term Mutual Funds                           14.2             13.8             12.5             13.2             12.4
    Institutional and Other                          14.1             13.3             11.7             12.9             12.6

Wrap Fee Assets [$Billions]                   $      34.4      $      30.6      $      24.7      $      26.5      $      24.8

------------------------------------------------------------------------------------------------------------------------------

Client Assets on "The Edge" [$Billions] *     $      73.8      $      60.1      $      44.8      $      36.9      $      32.3

Households on "The Edge" *                         86,000           71,000           59,000           51,000           43,000

RMA Accounts **                                   530,900          501,900          475,200          457,300          440,300

------------------------------------------------------------------------------------------------------------------------------

Recurring Fees (YTD Annualized)               $     1,047      $       921      $       908      $       886      $       836
 [$Millions]

Recurring Fees (Incl. Margin Interest) -
As a % of Fixed Costs                                  95%              91%              93%              94%              86%

------------------------------------------------------------------------------------------------------------------------------

Employees                                          18,051           17,767           17,424           17,045           16,828

Financial Advisors                                  7,033            6,951            6,739            6,551            6,401

Sales Offices                                         305              303              299              300              299

* Paine Webber's client on-line service
** Paine Webber's central asset account